Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-2
                             Payment Date 08/27/2001



Servicing Certificate
Beginning Pool Balance                                                               62,120,169.60
Beginning PFA                                                                                 0.00
Ending Pool Balance                                                                  62,849,609.19
Ending PFA Balance                                                                               -
Principal Collections                                                                 3,986,923.77
Principal Draws                                                                       1,684,534.37
Net Principal Collections                                                                        -
Active Loan Count                                                                            1,146

Current Month Repurchases                                                                        -
Current Month Repurchases - Due to Delinquency                                                   -


Interest Collections                                                                    399,742.92

Weighted Average Net Loan Rate                                                            6.68216%
Substitution Adjustment Amount                                                                0.00

Note Rate                                                                                 4.08250%

Term Notes                                                                         Amount              Factor
----------                                                                         ------              ------
Beginning Balance                                                                    65,000,000.00       1.0000000
Ending Balance                                                                       65,000,000.00       1.0000000
Principal                                                                                        -       0.0000000
Interest                                                                                243,248.96       3.7422917
Interest Shortfall                                                                            0.00       0.0000000
Security Percentage                                                                        100.00%

Variable Funding Notes                                                             Amount
----------------------                                                             ------
Beginning Balance                                                                             0.00
Ending Balance                                                                                0.00
Principal                                                                                     0.00
Interest                                                                                      0.00
Interest Shortfall                                                                            0.00
Security Percentage                                                                          0.00%


Certificates                                                                            148,911.45



Beginning Overcollateralization Amount                                                1,137,500.00
Overcollateralization Amount Increase (Decrease)                                              0.00
Outstanding Overcollateralization Amount                                              1,137,500.00
Overcollateralization Target Amount                                                   1,137,500.00

Credit Enhancement Draw Amount                                                                0.00
Unreimbursed Prior Draws                                                                      0.00


                                                                                                       Number         Percent
                                                                                           Balance    of Loans      of Balance
Delinquent Loans (30 Days)                                                              200,697.05        6            0.32%
Delinquent Loans (60 Days)                                                              243,877.90        2            0.39%
Delinquent Loans (90 Days) (*)                                                          149,631.49        2            0.24%
Delinquent Loans (120 Days) (*)                                                                  -        0            0.00%
Delinquent Loans (150 Days) (*)                                                          98,866.86        1            0.16%
Delinquent Loans (180 Days) (*)                                                                  -        0            0.00%
Foreclosed Loans                                                                                 -        0            0.00%
REO                                                                                           0.00        0            0.00%

(*) 90 Days + Figures Include Foreclosures, REO and Bankruptcies

                                                                            Liquidation To-Date
Beginning Loss Amount                                                                         0.00
Current Month Loss Amount                                                                     0.00
Current Month Recoveries                                                                      0.00
Ending Loss Amount                                                                            0.00

                                                                               Special Hazard           Fraud       Bankruptcy
Beginning Amount                                                                              0.00            0.00          0.00
Current Month Loss Amount                                                                     0.00            0.00          0.00
Ending Amount                                                                                    -               -             -

Liquidation Loss Distribution Amounts                                                         0.00
Extraordinary Event Losses                                                                    0.00
Excess Loss Amounts                                                                           0.00

Capitalized Interest Account
Beginning Balance                                                                             0.00
Withdraw relating to Collection Period                                                        0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period                                 0.00
Interest Earned (Zero, Paid to Funding Account)                                               0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                          0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Funding Account
Beginning Funding Account Balance                                                     4,017,330.40
Deposit to Funding Account                                                            2,302,389.40
Payment for Additional Purchases                                                     (3,031,828.99)
Ending Funding Account Balance as of Payment Date                                     3,287,890.81
Interest earned for Collection Period                                                       282.49
Interest withdrawn related to prior Collection Period                                       568.46

Prefunding Account
Beginning Balance                                                                             0.00
Additional Purchases during Revolving Period                                                  0.00
Excess of Draws over Principal Collections                                                    0.00
Total Ending Balance as of Payment Date                                                       0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

Reserve Account
Beginning Balance                                                                             0.00
Deposits to Reserve Account for current Payment Date                                          0.00
Withdrawals from Reserve Account for current Payment Date                                     0.00
Total Ending Reserve Account Balance as of current Payment Date                               0.00
Interest earned for Collection Period                                                         0.00
Interest withdrawn related to prior Collection Period                                         0.00

